EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the sale of shares on the NASDAQ Global Select Market.  Certain of the prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
3/12/2012	Purchase	$ 3.6000	1170
3/13/20121	Purchase	$ 3.6076	2207
3/14/20122	Purchase	$ 3.6314	4900
3/15/20123	Purchase	$ 3.6440	5000
3/16/20124	Purchase	$ 3.5997	22279
3/19/20125	Purchase	$ 3.5990	11000
3/20/20126	Purchase	$ 3.5500	250419
3/22/20127	Purchase	$ 3.5234	3723
3/23/20128	Purchase	$ 3.5199	207012
3/26/20129	Purchase	$ 3.7219	18013
3/27/201210	Purchase	$ 3.6995	6300
3/28/201211	Purchase	$ 3.6654	2385
3/29/2012	Purchase	$ 3.6400	3527
3/30/201212	Purchase	$ 3.6339	6386
4/2/201213	Purchase	$ 3.5480	4896
4/3/201214	Purchase	$ 3.4816	11505
4/4/201215	Purchase	$ 3.2318	17000
4/5/201216	Purchase	$ 3.1511	4563
4/9/201217	Purchase	$ 2.9546	4220
4/10/201218	Purchase	$ 2.9255	4400
4/11/201219	Purchase	$ 3.0211	8500
4/12/201220	Purchase	$ 3.0858	3165

1 This transaction was executed in multiple trades at prices ranging from $3.60 – 3.61.
2 This transaction was executed in multiple trades at prices ranging from $3.60 – 3.65.
3 This transaction was executed in multiple trades at prices ranging from $3.63 – 3.66.
4 This transaction was executed in multiple trades at prices ranging from $3.59 – 3.62.
5 This transaction was executed in multiple trades at prices ranging from $3.58 – 3.60.
6 This transaction was executed in multiple trades at prices ranging from $3.55 – 3.56.
7 This transaction was executed in multiple trades at prices ranging from $3.51 – 3.55.
8 This transaction was executed in multiple trades at prices ranging from $3.50 – 3.52.
9 This transaction was executed in multiple trades at prices ranging from $3.69 – 3.75.
10 This transaction was executed in multiple trades at prices ranging from $3.69 – 3.70.
11 This transaction was executed in multiple trades at prices ranging from $3.66 – 3.67.
12 This transaction was executed in multiple trades at prices ranging from $3.62 – 3.64.
13 This transaction was executed in multiple trades at prices ranging from $3.50 – 3.58.
14 This transaction was executed in multiple trades at prices ranging from $3.40 – 3.50.
15 This transaction was executed in multiple trades at prices ranging from $3.22 – 3.27.
16 This transaction was executed in multiple trades at prices ranging from $3.07 – 3.20.
17 This transaction was executed in multiple trades at prices ranging from $2.90 – 2.99.
18 This transaction was executed in multiple trades at prices ranging from $2.88 – 2.96.
19 This transaction was executed in multiple trades at prices ranging from $2.87 – 3.06.
20 This transaction was executed in multiple trades at prices ranging from $3.07 – 3.10.

4/13/201221	Purchase	$ 3.0250	10000
4/16/201222	Purchase	$ 2.9288	5000
4/17/201223	Purchase	$ 2.9448	3810
4/18/201224	Purchase	$ 2.9608	12809
4/19/201225	Purchase	$ 3.0001	7948
4/20/201226	Purchase	$ 3.0642	13671
4/23/201227	Purchase	$ 2.9986	8100
4/24/201228	Purchase	$ 2.9980	4109
4/25/201229	Purchase	$ 3.0135	10046
4/26/201230	Purchase	$ 3.0535	11100
4/27/201231	Purchase	$ 3.3088	12800
4/30/201232	Purchase	$ 3.6201	25483
5/1/201233	Purchase	$ 3.6328	10700
5/2/201234	Purchase	$ 3.6400	8400
5/3/201235	Purchase	$ 3.6161	13425
5/4/201236	Purchase	$ 3.6230	8500
5/7/201237	Purchase	$ 3.7461	16807
5/8/201238	Purchase	$ 3.7436	30000
5/9/201239	Purchase	$ 3.7168	25300
5/10/201240	Purchase	$ 3.7440	6900

21 This transaction was executed in multiple trades at prices ranging from $3.00 – 3.05.
22 This transaction was executed in multiple trades at prices ranging from $2.89 – 2.96.
23 This transaction was executed in multiple trades at prices ranging from $2.93 – 2.95.
24 This transaction was executed in multiple trades at prices ranging from $2.95 – 2.99.
25 This transaction was executed in multiple trades at prices ranging from $3.00 – 3.01.
26 This transaction was executed in multiple trades at prices ranging from $2.80 – 3.10.
27 This transaction was executed in multiple trades at prices ranging from $2.95 – 3.02.
28 This transaction was executed in multiple trades at prices ranging from $2.98 – 3.00.
29 This transaction was executed in multiple trades at prices ranging from $2.98 – 3.04.
30 This transaction was executed in multiple trades at prices ranging from $3.04 – 3.16.
31 This transaction was executed in multiple trades at prices ranging from $3.25 – 3.36.
32 This transaction was executed in multiple trades at prices ranging from $3.40 – 3.65.
33 This transaction was executed in multiple trades at prices ranging from $3.58 – 3.65.
34 Executions not available.
35 This transaction was executed in multiple trades at prices ranging from $3.60 – 3.79.
36 Executions not available.
37 This transaction was executed in multiple trades at prices ranging from $3.60 – 3.85.
38 This transaction was executed in multiple trades at prices ranging from $3.72 – 3.76.
39 This transaction was executed in multiple trades at prices ranging from $3.65 – 3.75.
40 This transaction was executed in multiple trades at prices ranging from $3.70 – 3.79.